Exhibit 99.1

Faraday Future Appoints Walter J. (“Chuck”) McBride as Chief Financial Officer

●	Seasoned Financial Executive Brings Extensive Capital Markets Expertise and Experience Managing Rapid Growth Companies

Los Angeles, CA (November 2, 2021) - Faraday Future Intelligent Electric Inc. (“FF”) (NASDAQ: FFIE), a California-based global shared intelligent electric mobility ecosystem company, announced today that Walter J. (“Chuck”) McBride has been appointed to the role of Chief Financial Officer, effective immediately. Mr. McBride brings extensive experience overseeing capital markets activity and managing financial and accounting infrastructure. He has overseen growth across a wide range of organizations, both public and private, by strategically expanding on existing competencies while ensuring that internal systems are poised to manage rapid expansion.

Mr. McBride succeeds Zvi Glasman, who resigned as CFO of the company to pursue other opportunities. To help facilitate a smooth transition, Mr. Glasman has agreed to continue with FF in a non-executive officer capacity through the end of 2021 and as a consultant through February 15, 2022.

Mr. McBride brings to FF extensive public company and capital markets expertise, including holding CFO roles at three publicly traded companies in the cleantech and manufacturing, Internet and software technology and health care and life sciences sectors, including Capstone Green Energy. Most recently, Mr. McBride served as Managing Director and CFO of Orange County Financial Services LLC, a consulting firm specializing in capital raising for disruptive technology, cleantech, and other high growth companies. Mr. McBride also served as CFO of Kistler Aerospace Corporation, a private aerospace company created to develop a fleet of reusable vehicles to launch payloads to earth orbits and resupply the International Space Station.

Throughout his many roles, Mr. McBride has successfully supported capital raises through public and private offerings, built and refined finance, investor relations and related functions, managed processes to drive both organic and inorganic growth, and led strategic planning processes focused on streamlining operations, increasing profitability, and driving shareholder returns. Mr. McBride also has robust expertise building and successfully implementing financial and accounting systems and internal controls infrastructure.

“I want to welcome Chuck McBride to the FF team, he is a seasoned financial executive bringing hands-on strategic planning, capital markets and infrastructure development experience across a diverse set of companies, which will be invaluable as FF moves through its exciting next phase of growth,” said Global CEO of Faraday Future Carsten Breitfeld. “I am confident that Chuck will be a wonderful addition to our senior management team, and I look forward to working with him as we continue on our path towards a summer 2022 launch of the FF 91.”

“I am thrilled to join FF as the company progresses toward its first market offering with the FF 91 in 2022 and continues to disrupt the auto industry with a truly differentiated product and technology platform,” said McBride. “I look forward to working with Carsten and the rest of the talented FF team as we work to realize the company’s tremendous growth potential and set new standards for the EV industry.”

Breitfeld continued: “With Chuck’s appointment as CFO and Zvi’s ongoing support, I am confident that this will be a seamless transition. I want to thank Zvi for his many contributions during a pivotal time for our company and for his important leadership as FF commenced trading on the Nasdaq Stock Market. All of us at FF appreciate Zvi’s work throughout this transition and wish him the best in his future endeavors.”

Users can reserve an FF 91 Futurist model now via the FF intelligent APP or FF.com at: https://www.ff.com/us/reserve

Download the new FF intelligent APP at: https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online

ABOUT FARADAY FUTURE

Established in May 2014, FF is a global shared intelligent mobility ecosystem company, headquartered in Los Angeles, California. Since its inception, FF has implemented numerous innovations relating to its products, technology, business model, profit model, user ecosystem, and governance structure. On July 22, 2021, FF was listed on NASDAQ with the new company name “Faraday Future Intelligent Electric Inc.”, and the ticker symbols “FFIE” for its Class A common stock and “FFIEW” for its warrants. FF aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet and new usership models. With the ultimate intelligent techluxury brand positioning, FF’s first flagship product FF 91 Futurist is equipped with unbeatable product power. It is not just a high-performance EV, an all-ability car, and an ultimate robotic vehicle, but also the third internet living space.

FOLLOW FARADAY FUTURE:

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http://appdownload.ff.com

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www.linkedin.com/company/faradayfuture

NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FF’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include FF’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; FF’s estimates of the size of the markets for its vehicles and costs to bring its vehicles to market; the rate and degree of market acceptance of FF’s vehicles; the success of other competing manufacturers; the performance and security of FF’s vehicles; potential litigation involving FF; the result of future financing efforts and general economic and market conditions impacting demand for FF’s products. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the preliminary registration statement on Form S-1 recently filed by FF and other documents filed by FF from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FF does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
For Faraday Future
Investors: ir@faradayfuture.com
Media: john.schilling@ff.com

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